Exhibit 99.3

POLESTAR AUTOMOTIVE HOLDING UK LIMITED

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

January 31, 2022

Via EDGAR

United States Securities and Exchange Commission

Division of Corporation Finance

Office of Manufacturing

100 F Street, N.E.

Washington, D.C. 20549

Attention: Bradley Ecker, Sherry Haywood

Re:	Polestar Automotive Holding UK Limited

Amendment No. 1 to Registration Statement on Form F-4

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the submission by the Company on the date hereof of its Amendment No. 2 to Registration Statement on Form F-4 (the “Amendment No. 2”), including a prospectus of the Company with respect to Post-Combination Company Shares and Post-Combination Company Warrants underlying ADSs and ADWs to be issued to the GGI Shareholders in connection with the proposed business combination with Gores Guggenheim, Inc. Terms used herein have the meaning ascribed to them in Amendment No. 2.

The Company’s prospectus included in the Amendment No. 2 presents the audited financial statements of Polestar Automotive Holding Limited, a Hong Kong incorporated company, prepared in accordance with the International Financial Reporting Standards, as of and for each of the years-ended December 31, 2020 and 2019 and unaudited condensed financial statements as of and for each of the six-month periods ended June 30, 2021 and 2020 .

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F (the “Waiver Request”), which states that in the case of an initial public offering by a foreign private issuer, the registration statement on Form F-4 must contain audited financial statements of a date not older than 12 months from the date of the filing (the “12-Month Requirement”).

The Company is submitting this Waiver Request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “if the Company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.” In addition, in International Reporting and Disclosure Issues in the Division of Corporation Finance, dated November 1, 2004 (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm), at Section III. B. c), staff of the Commission notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with the Waiver Request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2021 will be available until March 2022.

5.

In no event will the Company seek effectiveness of its registration statement on Form F-4 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company is submitting this letter as an exhibit to the Amendment No. 2 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely,

POLESTAR AUTOMOTIVE HOLDING UK LIMITED

By:	/s/ Thomas Ingenlath
Name:	Thomas Ingenlath
Title:	Chief Executive Officer